Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Strong First Quarter 2012 EPS of $0.23

Revenue Grew 46%; Operating Income Increased 70%; EBITDA up 67%

Elkridge, MD. May 3, 2012. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended March 31, 2012.

Overview of First Quarter 2012 Results:

•                  Revenue of $93.6 million for first quarter of 2012 compared to $64.3 million for first quarter of 2011

•                  Operating income of $7.3 million for first quarter of 2012 compared to $4.3 million for first quarter of 2011

•                  Diluted earnings per share of $0.23 for first quarter of 2012 compared to $0.14 per share for first quarter of 2011

•                  EBITDA of $9.2 million for first quarter of 2012 compared to $5.5 million for first quarter of 2011

•                  Cash flow from operations of $7.0 million for first quarter of 2012

The Company’s revenue increased 46% or $29.3 million during the first quarter of 2012 compared to the first quarter of 2011.  The RWD consulting business, which was acquired from RWD Technologies in April 2011, contributed $17.7 million of revenue during the first quarter of 2012. All of the Company’s operating segments achieved organic growth during the quarter, resulting in total organic revenue growth of 13% for the Company during the first quarter of 2012. The growth was driven by increased services for both new and existing customers across a variety of industries. Operating income increased 70% to $7.3 million for the first quarter of 2012 from $4.3 million for the first quarter of 2011. Net income was $4.4 million for the first quarter of 2012 compared to $2.6 million for the first quarter of 2011.

“I am pleased to report that our trend of extremely strong financial results continued into 2012,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies. “We achieved double-digit organic revenue growth, led by solid performance across all of our operating segments. These positive results, combined with the successful execution of our acquisition strategy, continue to reinforce the Company’s long-term growth prospects.”

Balance Sheet and Cash Flow Highlights

As of March 31, 2012, the Company had cash and cash equivalents of $8.3 million compared to $4.2 million as of December 31, 2011. The Company had no short-term borrowings or long-term debt outstanding as of March 31, 2012. Cash provided by operating activities was $7.0 million for the quarter ended March 31, 2012 compared to $2.4 million for the same period in 2011.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on May 3, 2012. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 800-681-1608 or 303-223-2690, using conference ID number 21590137. A telephone replay of the call will also be available beginning at 12:00 p.m. on May 3rd, until 12:00 p.m. on May 17th. To listen to the replay, dial 800-633-8284 or 402-977-9140, using conference ID number 21590137.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization). The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation — EBITDA, along with related footnotes, below.

About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of sales and technical training, eLearning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers.  Additional information may be found at www.gpstrategies.com.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2012	2011

Revenue	$93,605	$64,293
Cost of revenue	77,993	53,501
Gross profit	15,612	10,792
Selling, general and administrative expenses	8,288	6,748
Gain (loss) on change in fair value of contingent consideration, net	(40)	246
Operating income	7,284	4,290
Interest expense	40	33
Other income	90	181
Income before income tax expense	7,334	4,438
Income tax expense	2,950	1,848
Net income	$4,384	$2,590

Basic weighted average shares outstanding	18,830	18,724
Diluted weighted average shares outstanding	19,188	18,892

Per common share data:
Basic earnings per share	$0.23	$0.14
Diluted earnings per share	$0.23	$0.14

Other data:
EBITDA (1)	$9,232	$5,537

(1)

The term (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation — EBITDA, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Quarters ended
	March 31,
	2012	2011
Revenue by segment:
Learning Solutions	$35,904	$29,995
Professional & Technical Services	24,450	17,261
Sandy Training & Marketing	13,322	11,136
RWD	13,831	—
Energy Services	6,098	5,901
Total revenue	$93,605	$64,293
Gross profit by segment:
Learning Solutions	$6,845	$4,852
Professional & Technical Services	3,569	2,640
Sandy Training & Marketing	1,542	1,588
RWD	1,575	—
Energy Services	2,081	1,712
Total gross profit	$15,612	$10,792
Operating income by segment:
Learning Solutions	$3,546	$1,668
Professional & Technical Services	1,561	923
Sandy Training & Marketing	303	300
RWD	245	—
Energy Services	1,669	1,153
Gain (loss) on change in fair value of contingent consideration, net	(40)	246
Total operating income	$7,284	$4,290
Supplemental Cash Flow Information:
Net cash provided by operating activities	$6,963	$2,376
Capital expenditures	(925)	(758)
Free cash flow	$6,038	$1,618

GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation —EBITDA (2)

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31,
	2012	2011

Net income	$4,384	$2,590
Interest expense	40	33
Income tax expense	2,950	1,848
Depreciation and amortization	1,858	1,066
EBITDA	$9,232	$5,537

(2)

Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$8,261	$4,151
Accounts and other receivables	61,985	67,134
Costs and estimated earnings in excess of billings on uncompleted contracts	20,126	15,576
Prepaid expenses and other current assets	9,887	8,863
Total current assets	100,259	95,724
Property, plant and equipment, net	5,904	5,562
Goodwill and other intangibles, net	108,257	108,460
Other assets	1,932	1,830
Total assets	$216,352	$211,576

Current liabilities:
Accounts payable and accrued expenses	$41,024	$42,500
Billings in excess of costs and estimated earnings on uncompleted contracts	17,606	17,266
Total current liabilities	58,630	59,766
Other noncurrent liabilities	7,987	8,416
Total liabilities	66,617	68,182
Total stockholders’ equity	149,735	143,394
Total liabilities and stockholders’ equity	$216,352	$211,576

© 2012 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

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C O N T A C T S:

Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	410-379-3725